UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 30, 2025
Date of Report (Date of earliest event reported)

                  Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (484) 583-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
__________________________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	LNC	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 9.000% Non-Cumulative Preferred Stock, Series D	LNC PRD	New York Stock Exchange
__________________________________

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2025, Janet Liang submitted to the Lincoln National Corporation (the “Company”) Board of Directors (the “Board”) her resignation from her position as a director on the Board, with such resignation to be effective immediately. Ms. Liang resigned her position as a director in connection with her pursuit of a new employment opportunity. Ms. Liang’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies, practices, or procedures.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board approved an amendment to the Amended and Restated Bylaws of the Company (the “Bylaws”), effective January 31, 2025, to modify the language in Article II, Section 1 of the Bylaws to decrease the number of authorized Board members from eleven to ten.

The foregoing summary of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of the Company, effective January 31, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/ Nancy A. Smith
Name:	Nancy A. Smith
Title:	Senior Vice President and Secretary

Date: February 4, 2025